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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

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                                  FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 19, 1996



                           REDMAN INDUSTRIES, INC.
             (Exact name of Registrant as specified in charter)



          DELAWARE                       0-22386                  75-2246805
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)




       2550 WALNUT HILL LANE, SUITE 200                             75229
                 DALLAS, TEXAS                                    (Zip Code)
   (Address of principal executive offices)



      Registrant's telephone number, including area code:  (214) 353-3600
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ITEM 5.  OTHER EVENTS.

                 The Company has entered into an Agreement and Plan of Merger with Champion Enterprises, Inc. ("Champion") and RHI Acquisition Corp. ("RHI"), a wholly-owned subsidiary of Champion, pursuant to which the Company shall, subject to certain conditions, merge with RHI and each outstanding share of the Company's common stock, $.01 par value per share, shall be converted to the right to receive 1.24 shares of Champion's common stock, $1.00 par value per share. The Agreement and Plan of Merger is filed herewith as Exhibit 2. The Company's press release announcing the signing of the Agreement and Plan of Merger is filed herewith as Exhibit 99.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                 Exhibits.

         2       -        Agreement and Plan of Merger, dated as of August 19,
                          1996, by and among Champion Enterprises, Inc., RHI
                          Acquisition Corp. and Redman Industries, Inc.

         99      -        Press Release dated August 19, 1996.





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       REDMAN INDUSTRIES, INC.


Date:    August 21, 1996               By:   /s/ J. Mark Kirkpatrick
                                             ----------------------------------
                                             J. Mark Kirkpatrick
                                             Treasurer and Assistant Secretary





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                                 EXHIBIT INDEX


2 - Agreement and Plan of Merger, dated as of August 19, 1996, by and among Champion Industries, Inc., RHI Acquisition, Inc. and Redman Industries, Inc.

99 -     Press Release dated August 19, 1996.





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